Exhibit 99.01

Press Release
www.shire.com

Block Listing Six Monthly Return

December 18, 2013 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		2.75% Convertible Bonds due 2014
Period of return:	From:	November 27, 2013	To:	December 18, 2013
Balance of unallotted securities under scheme(s) from previous return:		Nil
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		33,068,902
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		33,039,624
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		29,278

The remaining 29,278 securities relating to the Shire plc 2.75% Convertible Bonds due 2014 have lapsed and these shares have therefore been cancelled.

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894746

For further information please contact:

Investor Relations
Eric Rojas	erojas@shire.com	+1 781 482 0999
Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We provide treatments in Neuroscience, Rare Diseases, Gastrointestinal, Internal Medicine and Regenerative Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas.

www.shire.com

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX